Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

August 2, 2022 OTCQB: FTCO

FORTITUDE GOLD REPORTS SECOND QUARTER NET INCOME OF $0.27 PER SHARE, MAINTAINS 2022 PRODUCTION OUTLOOK

COLORADO SPRINGS – August 2, 2022 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) reported results for the second quarter ended June 30, 2022, including $24.0 million net sales, $6.6 million net income or $0.27 per share, and a $40.7 million cash balance at quarter end.  The Company produced 10,980 ounces of gold and maintains its 2022 production outlook.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

Q2 2022 FINANCIAL RESULTS AND HIGHLIGHTS

●	$24.0 million net sales
●	$6.6 million net income or $0.27 per share
●	$40.7 million cash balance on June 30, 2022
●	10,980 gold ounces produced
●	3.46 grams per tonne average gold grade mined
●	$76.9 million working capital at June 30, 2022
●	$11.6 million mine gross profit
●	$646 total cash cost after by-product credits per gold ounce sold
●	$733 per ounce total all-in sustaining cost
●	$2.9 million dividends paid

Overview of Q2 2022 Results

Fortitude Gold sold 12,851 gold ounces at a total cash cost of $646 per ounce (after by-product credits) and an all-in sustaining cost per ounce of $733. Realized metal prices during the quarter averaged $1,876 per ounce gold*.  The Company recorded net income of $6.6 million, or $0.27 per share and maintained substantial cash and cash equivalents at quarter end of $40.7 million. The Company produced 10,980 ounces of gold during the quarter and maintains its 2022 Annual Outlook, targeting 40,000 gold ounces (a range of 36,000 to 40,000 ounces).

“Our Isabella Pearl operations delivered another solid quarter,” stated Mr. Jason Reid, CEO and President of Fortitude Gold.  “This included focusing on the high-grade Pearl zone during the second quarter with less of a strip ratio.  We are beginning to enjoy the benefits of moving substantially less waste at the Isabella Pearl mine, which translates directly to lower mining costs.  When comparing the first half of 2022 to the first half of 2021, we moved 51 percent less waste year-over-year at Isabella Pearl and expect the waste tonnes moved on an annual basis to continue to decline in the coming years.”

Mr. Reid continued, “The Company increased its cash position to over $40 million at the end of the quarter, which is after investing $2.4 million into exploration and distributing over $2.9 million to shareholders in dividends.  We believe this balanced approach will allow us to fund our next targeted mine build at Golden Mile, continue an aggressive exploration program on several of our properties, while continuing the distribution of monthly dividends to shareholders with an industry leading dividend yield.”

The following Production Statistics table summarizes certain information about our Isabella Pearl Mine for three and six months ended June 30, 2022 and 2021:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Ore mined
Ore (tonnes)	123,810	158,507	377,653	314,729
Gold grade (g/t)	3.46	6.75	2.59	5.90
Low-grade stockpile
Ore (tonnes)	11,011	—	34,501	—
Gold grade (g/t)	0.42	—	0.43	—
Waste (tonnes)	241,500	1,681,710	1,494,024	3,056,909
Metal production (before payable metal deductions)(1)
Gold (ozs.)	10,980	14,579	20,855	26,115
Silver (ozs.)	16,027	10,043	32,550	17,176

(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics table summarizes certain information about our Isabella Pearl Mine for three and six months ended June 30, 2022 and 2021:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Metal sold
Gold (ozs.)	12,851	14,510	21,148	25,982
Silver (ozs.)	18,780	9,946	32,708	16,841
Average metal prices realized (1)
Gold ($per oz.)	1,876	1,794	1,871	1,799
Silver ($per oz.)	23.04	26.30	23.34	26.27
Precious metal gold equivalent ounces sold
Gold Ounces	12,851	14,510	21,148	25,982
Gold Equivalent Ounces from Silver	231	146	408	246
	13,082	14,656	21,556	26,228

Total cash cost before by-product credits per gold ounce sold	$680	$582	$706	$568
Total cash cost after by-product credits per gold ounce sold	$646	$564	$670	$551
Total all-in sustaining cost per gold ounce sold	$733	$628	$778	$605

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Provisional sales may remain unsettled from one quarter into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and six months ended June 30, 2022 and 2021, its financial condition at June 30, 2022 and December 31, 2021, and its cash flows for the six months ended June 30, 2022 and 2021. The summary data as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021 is unaudited; the summary data as of December 31, 2021 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2021, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,730	$40,017
Accounts receivable	1,810	238
Inventories	39,397	37,550
Prepaid taxes	18	1,289
Prepaid expenses and other current assets	1,141	2,228
Total current assets	83,096	81,322
Property, plant and mine development, net	37,806	37,226
Operating lease assets, net	1,917	463
Deferred tax assets	1,159	509
Other non-current assets	3,536	2,909
Total assets	$127,514	$122,429
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,536	$2,127
Operating lease liabilities, current	1,917	463
Mining taxes payable	622	1,699
Other current liabilities	1,091	1,022
Total current liabilities	6,166	5,311
Asset retirement obligations	5,411	4,725
Other non-current liabilities	9	45
Total liabilities	11,586	10,081
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,024,542 shares outstanding at June 30, 2022 and 23,961,208 shares outstanding at December 31, 2021	240	240
Additional paid-in capital	103,636	103,476
Retained earnings	12,052	8,632
Total shareholders' equity	115,928	112,348
Total liabilities and shareholders' equity	$127,514	$122,429

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2022 and 2021
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Sales, net	$23,993	$25,903	$39,354	$46,557
Mine cost of sales:
Production costs	8,189	8,059	13,970	14,144
Depreciation and amortization	4,155	4,638	6,933	8,285
Reclamation and remediation	76	47	123	76
Total mine cost of sales	12,420	12,744	21,026	22,505
Mine gross profit	11,573	13,159	18,328	24,052
Costs and expenses:
General and administrative expenses	1,094	1,186	2,274	7,345
Exploration expenses	2,426	1,039	4,940	2,357
Other expense, net	65	47	82	84
Total costs and expenses	3,585	2,272	7,296	9,786
Income before income and mining taxes	7,988	10,887	11,032	14,266
Mining and income tax expense	1,423	2,553	1,849	3,531
Net income	$6,565	$8,334	$9,183	$10,735
Net income per common share:
Basic	$0.27	$0.35	$0.38	$0.45
Diluted	$0.27	$0.34	$0.38	$0.45
Weighted average shares outstanding:
Basic	24,024,542	23,958,319	24,010,061	23,788,152
Diluted	24,207,185	24,189,989	24,204,660	24,007,557

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2022 and 2021
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Six months ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$9,183	$10,735
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	7,011	8,344
Stock-based compensation	97	3,317
Deferred taxes	(650)	845
Reclamation and remediation accretion	123	76
Other operating adjustments	(29)	(45)
Changes in operating assets and liabilities:
Accounts receivable	(1,572)	(3,112)
Inventories	(1,068)	(2,922)
Prepaid expenses and other current assets	1,087	(629)
Other non-current assets	(31)	(4)
Accounts payable and other accrued liabilities	176	301
Income and mining taxes payable	194	(457)
Net cash provided by operating activities	14,521	16,449

Cash flows from investing activities:
Capital expenditures	(8,052)	(596)
Net cash used in investing activities	(8,052)	(596)

Cash flows from financing activities:
Dividends paid	(5,763)	(1,917)
Issuance of common stock	—	500
Proceeds from exercise of stock options	63	—
Repayment of loans payable	(43)	(454)
Repayment of capital leases	(13)	(227)
Net cash used in financing activities	(5,756)	(2,098)

Net increase in cash and cash equivalents	713	13,755
Cash and cash equivalents at beginning of period	40,017	27,774
Cash and cash equivalents at end of period	$40,730	$41,529

Supplemental Cash Flow Information
Income and mining taxes paid	$2,339	$3,143
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$322	$561
Change in estimate for asset retirement costs	$517	$372
Right-of-Use assets acquired through operating lease	$3,899	$—

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt and a sixth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.  In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by any forward-looking statements.  Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com